SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U.

FOR PERIOD ENDING 10/31/2002
FILE NUMBER 811-5426
SERIES NO.: 10

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    0
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                    0
              Class C Shares                    0